Exhibit 99.1

NEWS RELEASE
September 1, 2021

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2022 SECOND QUARTER RESULTS

Palm Beach Gardens, Florida,  September 1, 2021 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the second quarter and six months ended July 31, 2021.

Second Quarter Fiscal 2022 Highlights

•Contract revenues of $787.6 million for the quarter ended July 31, 2021, compared to $823.9 million for the quarter ended July 25, 2020, a decrease of 4.4%.

•Non-GAAP Adjusted EBITDA of $73.8 million, or 9.4% of contract revenues, for the quarter ended July 31, 2021, compared to $102.7 million, or 12.5% of contract revenues, for the quarter ended July 25, 2020.

•On a GAAP basis, net income was $18.2 million, or $0.59 per common share diluted, for the quarter ended July 31, 2021, compared to $37.0 million, or $1.15 per common share diluted, for the quarter ended July 25, 2020. Non-GAAP Adjusted Net Income was $18.5 million, or $0.60 per common share diluted, for the quarter ended July 31, 2021, compared to $38.0 million, or $1.18 per common share diluted, for the quarter ended July 25, 2020.

•During the quarter ended July 31, 2021, the Company repurchased 631,638 common shares in open market transactions for $50.0 million at an average price of $79.16 per share. As of July 31, 2021, the Company had 30,170,076 shares outstanding, excluding the dilutive effect of stock options and unvested restricted stock.

•As of July 31, 2021, the Company had cash and equivalents of $261.9 million, no outstanding borrowings on its revolving line of credit, $350.0 million principal amount of term loan outstanding, $500.0 million aggregate principal amount of 4.50% senior notes due April 2029 (the “2029 Notes”) outstanding, and $58.3 million aggregate principal amount of 0.75% convertible senior notes due September 2021 (the “2021 Convertible Notes”) outstanding.

Year-to-Date Fiscal 2022 Highlights

•Contract revenues of $1.515 billion for the six months ended July 31, 2021, compared to $1.638 billion for the six months ended July 25, 2020. Contract revenues decreased 7.8% on an organic basis after excluding $3.9 million in contract revenues from storm restoration services for the six months ended July 31, 2021.

•Non-GAAP Adjusted EBITDA of $117.9 million, or 7.8% of contract revenues, for the six months ended July 31, 2021, compared to $172.5 million, or 10.5% of contract revenues, for the six months ended July 25, 2020.

•On a GAAP basis, net income was $19.1 million, or $0.61 per common share diluted, for the six months ended July 31, 2021, compared to $4.6 million, or $0.14 per common share diluted, for the six months ended July 25, 2020. Non-GAAP Adjusted Net Income was $17.3 million, or $0.56 per common share diluted, for the six months ended July 31, 2021, compared to $49.4 million, or $1.55 per common share diluted, for the six months ended July 25, 2020.

•During the six months ended July 31, 2021, the Company issued $500.0 million in aggregate principal amount of 2029 Notes, amended its senior credit facility to extend the maturity to April 2026 and resize capacity, and, with a portion of the net proceeds from the 2029 Notes offering and available cash, repaid $105.0 million of revolver borrowings and $71.9 million of term loan borrowings.

Outlook

For the quarter ending October 30, 2021, as compared to the quarter ended October 24, 2020, the Company expects contract revenues to be in-line and Non-GAAP Adjusted EBITDA to decrease as a percentage of contract revenues. For additional information regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2022 second quarter results on Wednesday,  September 1, 2021 at 9:00 a.m. Eastern time. A live webcast of the conference call and related materials will be available on the Company’s Investor Center website at https://ir.dycomind.com. Parties interested in participating via telephone should dial (833) 519-1313 (United States) or (914) 800-3879 (International) with the conference ID 5058909, ten minutes before the conference call begins. For those who cannot participate at the scheduled time, a replay of the live webcast and the related materials will be available at https://ir.dycomind.com for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These
statements include those related to the outlook for the quarter ending October 30, 2021 found under the “Outlook” section of this release. These statements are subject to change. Forward-looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include the duration and severity of a pandemic caused by COVID-19, vaccination rates in the areas where we operate, any worsening of the pandemic caused by increasing infection rates triggered by new variants, future economic conditions and trends including the potential impacts of an inflationary economic environment, customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the related impact to the Company’s backlog from project cancellations, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, the Company’s ability to generate sufficient cash to service its indebtedness, restrictions imposed by the Company’s credit agreement, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements.

For more information, contact:
Callie Tomasso, Investor Relations
Email: investorrelations@dycomind.com
Phone: (561) 627-7171

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	July 31, 2021	January 30, 2021
ASSETS
Current assets:
Cash and equivalents	$261,947	$11,770
Accounts receivable, net	929,120	858,123
Contract assets	163,691	197,110
Inventories	69,685	70,849
Income tax receivable	9,709	1,706
Other current assets	43,556	29,072
Total current assets	1,477,708	1,168,630

Property and equipment, net	276,659	273,960
Operating lease right-of-use assets	66,954	63,179
Goodwill and other intangible assets, net	382,453	391,807
Other assets	38,076	46,589
Total assets	$2,241,850	$1,944,165

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$173,235	$158,966
Current portion of debt	66,639	81,722
Contract liabilities	13,486	14,101
Accrued insurance claims	43,783	41,736
Operating lease liabilities	26,125	24,769
Income taxes payable	197	6,387
Other accrued liabilities	124,058	120,809
Total current liabilities	447,523	448,490

Long-term debt	831,197	501,562
Accrued insurance claims - non-current	60,714	70,224
Operating lease liabilities - non-current	40,851	38,359
Deferred tax liabilities, net - non-current	54,062	47,650
Other liabilities	27,082	26,572
Total liabilities	1,461,429	1,132,857

Total stockholders’ equity	780,421	811,308
Total liabilities and stockholders’ equity	$2,241,850	$1,944,165

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 31, 2021	July 25, 2020	July 31, 2021	July 25, 2020
Contract revenues	$787,568	$823,921	$1,515,065	$1,638,244

Costs of earned revenues, excluding depreciation and amortization	651,367	657,953	1,271,378	1,338,159
General and administrative[1]	64,730	67,357	131,740	133,243
Depreciation and amortization	38,462	44,129	77,542	90,001
Goodwill impairment charge[2]	—	—	—	53,264
Total	754,559	769,439	1,480,660	1,614,667

Interest expense, net[3]	(9,334)	(7,853)	(15,211)	(20,310)
(Loss) gain on debt extinguishment[4]	—	(458)	(62)	12,046
Other income, net	986	3,097	3,703	4,214
Income before income taxes	24,661	49,268	22,835	19,527

Provision for income taxes[5]	6,496	12,244	3,772	14,921

Net income	$18,165	$37,024	$19,063	$4,606

Earnings per common share:

Basic earnings per common share	$0.60	$1.17	$0.62	$0.15

Diluted earnings per common share	$0.59	$1.15	$0.61	$0.14

Shares used in computing earnings per common share:

Basic	30,431,143	31,750,547	30,553,381	31,677,012

Diluted	30,872,506	32,128,098	31,085,985	31,947,346

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND DECLINE %’s

	Contract Revenues - GAAP	Revenues from storm restoration services	Non-GAAP - Organic Contract Revenues	GAAP - Organic Decline %	Non-GAAP - Organic Decline %
Quarter Ended July 31, 2021	$787,568	$—	$787,568	(4.4)%	(4.4)%

Quarter Ended July 25, 2020	$823,921	$—	$823,921

Six Months Ended July 31, 2021	$1,515,065	$(3,869)	$1,511,196	(7.5)%	(7.8)%

Six Months Ended July 25, 2020	$1,638,244	$—	$1,638,244

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 31, 2021	July 25, 2020	July 31, 2021	July 25, 2020
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$18,165	$37,024	$19,063	$4,606
Interest expense, net	9,334	7,853	15,211	20,310
Provision for income taxes	6,496	12,244	3,772	14,921
Depreciation and amortization	38,462	44,129	77,542	90,001
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	72,457	101,250	115,588	129,838
Gain on sale of fixed assets	(992)	(3,418)	(3,844)	(5,206)
Stock-based compensation expense	2,309	4,373	6,049	6,694
Loss (gain) on debt extinguishment[4]	—	458	62	(12,046)
Goodwill impairment charge[2]	—	—	—	53,264
Non-GAAP Adjusted EBITDA	$73,774	$102,663	$117,855	$172,544
Non-GAAP Adjusted EBITDA % of contract revenues	9.4%	12.5%	7.8%	10.5%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, DILUTED EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 31, 2021	July 25, 2020	July 31, 2021	July 25, 2020
Reconciliation of net income to Non-GAAP Adjusted Net Income:
Net income	$18,165	$37,024	$19,063	$4,606

Pre-Tax Adjustments:
Non-cash amortization of debt discount on 2021 Convertible Notes	666	1,748	1,329	6,089
Loss (gain) on debt extinguishment[4]	—	458	62	(12,046)
Goodwill impairment charge[2]	—	—	—	53,264

Tax Adjustments:
Tax impact for the vesting and exercise of share-based awards	(160)	(658)	(2,792)	(208)
Tax effect from net operating loss carryback under enacted CARES Act[5]	—	—	—	(2,631)
Tax impact of pre-tax adjustments	(180)	(607)	(376)	289
Total adjustments, net of tax	326	941	(1,777)	44,757

Non-GAAP Adjusted Net Income	$18,491	$37,965	$17,286	$49,363

Reconciliation of diluted earnings per common share to Non-GAAP Adjusted Diluted Earnings per Common Share:
GAAP diluted earnings per common share	$0.59	$1.15	$0.61	$0.14
Total adjustments, net of tax	0.01	0.03	(0.05)	1.40
Non-GAAP Adjusted Diluted Earnings per Common Share	$0.60	$1.18	$0.56	$1.55

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share	30,872,506	32,128,098	31,085,985	31,947,346

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net Income - GAAP net income before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items. Management believes Non-GAAP Adjusted Net Income is a helpful measure for comparing the Company’s operating performance with prior periods.

•Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•Non-cash amortization of debt discount on 2021 Convertible Notes - The Company’s 2021 Convertible Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the 2021 Convertible Notes represents a debt discount. The debt discount is being amortized over the term of the 2021 Convertible Notes but does not result in periodic cash interest payments. The Company excludes the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the 2021 Convertible Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•Goodwill impairment charge - During the six months ended July 25, 2020, the Company incurred a goodwill impairment charge of $53.3 million for a reporting unit that performs installation services inside third party premises. Management believes excluding the goodwill impairment charge from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Loss (gain) on debt extinguishment - During the six months ended July 31, 2021, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement maturing in April 2026. During the six months ended July 25, 2020, the Company recognized a gain on debt extinguishment of $12.0 million in connection with its purchase of $401.7 million aggregate principal amount of the Company’s 2021 Convertible Notes for $371.4 million, including interest and fees. Management believes excluding the loss (gain) on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Tax impact of the vesting and exercise of share-based awards - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

•Tax effect from a net operating loss carryback under enacted CARES Act - During the six months ended July 25, 2020, the Company recognized an income tax benefit of $2.6 million from a net operating loss carryback under the enacted U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Notes

1 Includes stock-based compensation expense of $2.3 million and $4.4 million for the quarters ended July 31, 2021 and July 25, 2020, respectively, and $6.0 million and $6.7 million for the six months ended July 31, 2021 and July 25, 2020, respectively.
2 The Company incurred a goodwill impairment charge of $53.3 million during the six months ended July 25, 2020 for a reporting unit that performs installation services inside third party premises.
3 Includes pre-tax interest expense for non-cash amortization of the debt discount associated with the 2021 Convertible Notes of $0.7 million and $1.7 million for the quarters ended July 31, 2021 and July 25, 2020, respectively, and $1.3 million and $6.1 million for the six months ended July 31, 2021 and July 25, 2020, respectively.
4 During the six months ended July 31, 2021, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement maturing in April 2026.
During the quarter ended July 25, 2020, the Company purchased $234.7 million aggregate principal amount of its 2021 Convertible Notes for $224.4 million, including interest and fees. The purchase price was allocated between the debt and equity components of the 2021 Convertible Notes. Based on the net carrying amount of the 2021 Convertible Notes, the Company recognized a net loss on debt extinguishment of $0.5 million after the write-off of associated debt issuance costs. The Company also recognized the equity component of the settlement of the 2021 Convertible Notes.
During the quarter ended April 25, 2020, the Company purchased $167.0 million aggregate principal amount of its 2021 Convertible Notes for $147.0 million, including interest and fees. The purchase price was allocated between the debt and equity components of the 2021 Convertible Notes. Based on the net carrying amount of the 2021 Convertible Notes, the Company recognized a net gain on debt extinguishment of $12.5 million after the write-off of associated debt issuance costs. The Company also recognized the equity component of the settlement of the 2021 Convertible Notes.
5 For the quarter and six months ended July 31, 2021, the provision for income taxes includes $0.2 million and $2.8 million, respectively, of income tax benefit for the vesting and exercise of share-based awards. For the quarter and six months ended July 25, 2020, the provision for income taxes includes $0.7 million and $0.2 million, respectively, of income tax benefit for the vesting and exercise of share-based awards. Additionally, for the six months ended July 25, 2020, the Company recognized an income tax benefit of $2.6 million from a net operating loss carryback under the enacted CARES Act.